UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 8, 2010
(Date of earliest event reported)
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor
1550 Coraopolis Heights Road
Pittsburgh, Pennsylvania	15108-2973

(Address of Principal Executive Offices)	(Zip Code)
(412) 893-0026
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-4.1
EX-4.2
EX-5.1

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     Over-Allotment Exercise and Closing of 3.000% Convertible Senior Note Offering
     On December 14, 2010, RTI International Metals, Inc. (the “Company”) closed its offering of $200.0 million aggregate principal amount of 3.000% Convertible Senior Notes due 2015 (the “Firm Notes”) and an additional $30.0 million aggregate principal amount of 3.000% Convertible Senior Notes due 2015 pursuant to the exercise by FBR Capital Markets & Co. and Citigroup Global Markets Inc. as representatives of the several underwriters listed in Schedule III of the Underwriting Agreement (together, the “Representatives” and the several underwriters listed in Schedule III to the Underwriting Agreement, the “Underwriters”) of their overallotment option on December 10, 2010 (the “Option Notes” and, together with the Firm Notes, the “Notes”) pursuant to an Underwriting Agreement entered into by and between the Company, the Subsidiary Guarantors party thereto and the Underwriters on December 8, 2010 (the “Underwriting Agreement”), as described below.
     Underwriting Agreement
     On December 8, 2010, the Company and the Subsidiary Guarantors entered into the Underwriting Agreement with the Underwriters, pursuant to which the Company agreed to sell the Firm Notes and, at the option of the Underwriters, the Option Notes. Pursuant to the Underwriting Agreement, the Notes were offered and sold in a public offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 8, 2010, which was effective upon filing (Registration No. 333-171034).
     The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company and the Subsidiary Guarantors have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 and incorporated herein by reference.
     The Company estimates that net proceeds from the offering will be approximately $222.5 million, after deducting the Underwriters’ discounts and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the sale of the Notes for working capital and general corporate purposes, including capital expenditures, as well as potential future acquisitions. Pending these uses, the Company intends to invest the net proceeds from this offering primarily in investment-grade, interest-bearing instruments.
     Indentures, Notes and Guarantees
     In connection with the closing, on December 14, 2010, the Company issued and sold the Notes to the Underwriters pursuant to the Underwriting Agreement.
     The Notes are governed by the Indenture, dated as of December 14, 2010 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Supplemental Indenture among the Company, the Subsidiary Guarantors and the Trustee, dated as of December 14, 2010 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
     Interest on the Notes will accrue from December 14, 2010 and will be payable semiannually in arrears on June 1 and December 1 of each year, beginning June 1, 2011, at a rate of 3.000% per year. The Notes are the Company’s general unsecured obligations.
      The Notes will initially be guaranteed by four of the Company’s subsidiaries, which are the same subsidiaries that guarantee the Company’s obligations under its existing credit facility. Any future subsidiaries that are added or removed as guarantors under the Company’s credit agreement will concurrently be added or removed as guarantors under the Notes. Each subsidiary guarantee is a joint and several, unconditional guarantee of the Company’s obligations under the indenture and the Notes.
     Prior to June 1, 2015, the Notes will be convertible, at the option of the holders thereof, only under the following circumstances:

•	during any fiscal quarter commencing after December 31, 2010 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•	during the five business day period after any five consecutive trading day period (the “measurement period”) in which, for each trading day of such measurement period, the trading price per $1,000 principal amount of Notes on such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock on such trading day and the applicable conversion rate on such trading day; or

•	upon the occurrence of specified distributions and corporate events.
     On or after June 1, 2015, until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible at the applicable conversion rate at any time, irrespective of the foregoing circumstances.
     The conversion rate for the Notes initially equals 27.8474 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of $35.91 per share of common stock), subject to adjustment upon the occurrence of certain events. Upon conversion, holders will receive, at the Company’s election, cash, shares of the Company’s common stock or a combination of both. The amount of cash, if any, and the number of shares of the Company’s common stock, if any, paid or delivered, as applicable, will be based on daily conversion value (as described in the Indenture) calculated on a proportionate basis for each trading day in a 40 trading day observation period. In addition, upon a Make-Whole Fundamental Change (as defined in the Indenture), the Company will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change. If the Company undergoes a Fundamental Change (as defined in the Indenture), holders may require the Company to repurchase their Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.
     The Indenture provides that an Event of Default (as defined in the Indenture) will occur if: (a) the Company defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days; (b) the Company defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise; (c) the Company fails to comply with its obligation to convert the notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for ten calendar days; (d) the Company fails to give a fundamental change notice or notice of a specified event, in each case when due under the Indenture, and such failure continues for a period of ten calendar days; (e) the Company fails to comply with its obligations under Article XI of the Supplemental Indenture; (f) the Company fails for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of its other agreements contained in the Notes or the Indenture; (g) the Company or any of its significant subsidiaries (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50.0 million in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable; or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; (h) certain events of bankruptcy, insolvency, or reorganization of the Company or any significant subsidiary occur; (i) a final judgment for the payment of $10.0 million or more (excluding any amounts covered by insurance) is rendered against the Company or any of its subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or (j) except as permitted by the Indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid for any reason or shall cease for any reason to be in full force and effect, or any subsidiary guarantor, or any person acting on its behalf, shall deny or disaffirm such subsidiary guarantor’s obligation under its subsidiary guarantee.
     If certain bankruptcy and insolvency-related Events of Defaults occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an Event of Default other than certain bankruptcy and insolvency-related Events of Defaults occurs and is continuing, the Trustee by notice to the Company or the holders of the Notes of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects, the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.
     The foregoing description of the Base Indenture and the Supplemental Indenture is qualified in its entirety by reference to the copies thereof which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 8, 2010, by and between RTI International Metals, Inc. and FBR Capital Markets & Co. and Citigroup Global Markets Inc.

4.1	Indenture, dated December 14, 2010 by and between RTI International Metals, Inc. and The Bank of New York Mellon Trust Company, N.A.

4.2	First Supplemental Indenture, dated December 14, 2010 by and between RTI International Metals, Inc., the Subsidiary Guarantors party thereto and the Bank of New York Mellon Trust Company, N.A.

4.3	Form of 3.000% Convertible Senior Notes due 2015 (included in Exhibit 4.2)

5.1	Opinion of Buchanan Ingersoll & Rooney PC

23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.
Date: December 14, 2010	By:	/s/ William T. Hull
	Name:	William T. Hull
	Title:	Senior Vice President and Chief Financial Officer (principal accounting officer)

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 8, 2010, by and between RTI International Metals, Inc. and FBR Capital Markets & Co. and Citigroup Global Markets Inc.

4.1	Indenture, dated December 14, 2010 by and between RTI International Metals, Inc. and The Bank of New York Mellon Trust Company, N.A.

4.2	First Supplemental Indenture, dated December 14, 2010 by and between RTI International Metals, Inc., the Subsidiary Guarantors party thereto and the Bank of New York Mellon Trust Company, N.A.

4.3	Form of 3.000% Convertible Senior Notes due 2015 (included in Exhibit 4.2)

5.1	Opinion of Buchanan Ingersoll & Rooney PC

23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)